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                                                                    Exhibit 23.1


[DELOITTE HASKINS & SELLS LETTERHEAD]                  DELOITTE HASKINS & SELLS
                                                       Chartered Accountants
                                                       12, Dr. Annie Besant Road
                                                       Opp. Shiv Sagar Estate
                                                       Worli, Mumbai 400 018
                                                       India.

                                                       Tel.: +91 (22) 6667 9000
                                                       Fax:  +91 (22) 6667 9100


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1/A of our report dated May 29, 2007 relating to the consolidated financial statements and financial statement schedule of Sterlite Industries (India) Limited and Subsidiaries appearing in the prospectus, which is part of this Registration Statement (which report expresses an unqualified opinion on the consolidated financial statements and the related financial statement schedule and includes an explanatory paragraph referring to the convenience translation of the Indian Rupee amounts into United States dollar amounts). We also consent to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such prospectus.

/s/ DELOITTE HASKINS & SELLS


DELOITTE HASKINS & SELLS
Mumbai, Maharashtra, India
June 14, 2007